Exhibit 99.1

FOR IMMEDIATE RELEASE

IMPAC Medical Systems

Kendra A. Borrego, CFO

(650) 623-8870

kborrego@impac.com

IMPAC MEDICAL SYSTEMS, INC. REPORTS

HIGHER SECOND QUARTER RESULTS

Sales Increase 30%, Operating Income Increases 52%

MOUNTAIN VIEW, CA, April 24, 2003 – IMPAC Medical Systems, Inc. (NASDAQ:IMPC), a leading provider of information technology solutions for cancer care, today reported strong growth in operating results for its second fiscal quarter ended March 31, 2003.

2nd Quarter Highlights:

•	Net sales increased 29.8% to $15.3 million in the second fiscal quarter of 2003 compared with $11.8 million in the corresponding prior year period.
•	Fiscal 2003 year-to-date net sales have increased 34.8%, to $27.5 million, from $20.4 million a year ago.
•	Operating income increased 52.5% to $3.7 million in the second fiscal quarter compared with $2.4 million in the corresponding prior year period. Year-to-date in fiscal 2003, operating income increased 83.7% to $5.7 million from $3.1 million a year ago.
•	Pre-tax income increased 53.1% to $3.9 million in the second fiscal quarter compared to $2.5 million in the corresponding prior year period. For the first half of fiscal 2003, pre-tax income rose 79.6% over the same period last year.
•	No accretion charges related to redeemable convertible preferred stock were booked in the second fiscal quarter as these are no longer applicable.
•	Year to date, net income (loss) available to common stockholders per diluted share improved to $0.16 from $(0.48) in the same prior year period.
•	Year to date pro forma earnings per share totaled $0.38, up 72.7%, from $0.22 a year ago.

Pro forma net income in the second quarter of fiscal 2003 totaled $2.4 million, up 53.1% from $1.6 million in the corresponding prior year period. Year to date pro forma net income of fiscal 2003 was $3.7 million compared to $2.1 million last year, which is adjusted to reflect the effect of our initial public offering of common stock on November 20, 2002 as if it had happened at the beginning of fiscal year 2002 and the elimination of the non-cash accretion charges relating to the redeemable convertible preferred stock, which converted into common stock on the date of the closing of the initial public offering (see below for a reconciliation of the results reported under U.S. generally accepted accounting principles (GAAP) to pro forma results). The related pro forma earnings per share for the second quarter of fiscal 2003 totaled $0.25 as compared to $0.17 in the same prior year period calculated with pro forma diluted weighted-average shares outstanding of approximately 9.9 million and 9.5 million in the respective periods.

PAGE 2 OF 7—IMPAC REPORTS HIGHER SECOND QUARTER RESULTS

“IMPAC’s growth in the second fiscal quarter continued to reflect solid gains in software license sales to our existing and expanding base of customers as well as corresponding increases in maintenance and services revenue,” said Joseph K. Jachinowski, Chairman and Chief Executive Officer. “In addition to driving our ongoing sales growth, we continued to expand our service capability and carefully controlled our sales and marketing, and research and development expenses. We continue to enjoy strong demand for our products and services both in the U.S. and Europe, and recent additions to our sales staff underscore our determination to continue our broad scale market penetration. While compliance with the Sarbanes-Oxley legislation will result in added expenses in the second half of the year, approximating $250,000, we expect to be in line with our previous quarter’s guidance, our performance in fiscal 2003 should be consistent with the historical growth trend of the Company.”

Our total backlog on March 31, 2003 amounted to $39.3 million compared with $27.8 million a year ago, a 41.4% increase. The increase in net sales reflected sales of new systems and additional new product to new and existing oncology customers, especially sales of imaging systems software. Maintenance and service revenues reflected continued high customer retention, plus additional training and installations.

Investments in the expansion of our service offering for both our application service provider delivery option and direct international customer installation and support have produced a contraction of our gross margin for the six months ended March 31, 2003 to 71.1% from 72.9% in the corresponding prior year period. Research and development expenses increased 16.8% for the quarter to $2.4 million compared with $2.0 million a year earlier, and as a percentage of sales equaled 15.4% and 17.1%, respectively. Our investment in research and development underscores the continuing commitment to expand and add to our technological offerings. Sales and marketing expenses, as a percentage of sales, equaled 22.3% for the second fiscal quarter this year compared with 26.2% in the corresponding period a year ago. As a percentage of sales, general and administrative expenses equaled approximately 10.0% in both the second quarters of fiscal 2003 and fiscal 2002. Operating income for the six months ended March 31, 2003 totaled $5.7 million compared to $3.1 million in the corresponding year ago period, which, as a percentage of sales, equaled 20.6% and 15.1%, respectively. Total operating expenses for the second quarter of fiscal 2003 were slightly lower than we expected as a result of minor delays in the hiring plan due to screening the large number of qualified candidates for open positions throughout the organization. At this point in time, we are back in line with recruiting timeline expectations.

Cash flow from operating activities for the second fiscal quarter contributed $2.1 million, bringing the year to date total to $1.1 million. The balance sheet remained strong, with working capital on March 31, 2003 of $40.6 million. Cash and cash equivalents totaled $48.2 million. We continue to have a positive credit experience with customers, although days’ sales outstanding increased to 79 days from 73 days for the sequential prior quarter due to the normal seasonal pattern of increased sales in the second fiscal quarter.

PAGE 3 OF 7—IMPAC REPORTS HIGHER SECOND QUARTER RESULTS

Pro Forma vs. GAAP Results

Prior to our initial public offering on November 2002, we were required, under GAAP, to increase the carrying value of our Series A redeemable convertible preferred stock by periodic non-cash accretion charges that reflected the increase in the preferred stock’s deemed fair market value. This had the effect of reducing the amount of net income available to common stockholders. Accordingly, net income available to common stockholders for the year-to-date ended March 31, 2003 was $1.5 million, or $0.16 per share, fully diluted, after a first quarter preferred stock accretion charge of $2.2 million, compared to a net loss attributable to common stockholders of $2.9 million, or ($0.48) per share, fully diluted, after a preferred stock accretion charge of approximately $5.0 million in the corresponding prior year period. Upon the closing of the IPO, the preferred stock automatically converted into common stock; therefore, these non-cash accretion charges are no longer required under GAAP.

The decision to present the pro forma results is based on management’s belief that they represent a better basis for analysis than GAAP results since the potential liability associated with the redeemable convertible preferred stock no longer exists. By removing these non-cash charges, we are conforming the financial statements presentation to our post-IPO GAAP financial results. This improves quarter to quarter comparability on a pro forma basis.

A reconciliation of the numerator and denominator used in calculating pro forma diluted earnings per share is as follows:

	Three Months Ended March 31,		Six Month Ended March 31,
	2003	2002	2003	2002
	(Unaudited)
(in thousands, except per share amounts)

Net income (loss) available to common stockholders	$2,428	$(1,592)	$1,475	$(2,919)
Accretion of redeemable convertible preferred stock	—	3,178	2,229	4,982

Pro forma net income	$2,428	$1,586	$3,704	$2,063

Weighted-average shares outstanding, diluted	9,913	6,027	9,343	6,026
Adjustment to reflect the IPO shares as if they had been outstanding the entire period	—	1,875	—	1,875
Adjustment to reflect the preferred stock conversion as if it had happened at the beginning of the period	—	1,238	525	1,238
Dilutive effect of outstanding options	—	357	—	339

Pro forma diluted weighted-average shares outstanding	9,913	9,497	9,868	9,478

Pro forma diluted earnings per share	$0.25	$0.17	$0.38	$0.22

PAGE 4 OF 7—IMPAC REPORTS HIGHER SECOND QUARTER RESULTS

Conference Call Scheduled

A conference call will be held tomorrow, Friday, April 25, 2003 at 7:00 AM (PT) to discuss operating results for the second fiscal quarter ended March 31, 2003. Individuals are invited to listen to the call by dialing 1-800-299-8538. International callers can dial 1-617-786-2902. The PIN number, 872666, is the same for both domestic and international participants. Dial in approximately ten minutes prior to the scheduled teleconference time. The conference call can also be accessed live over the Internet through the IMPAC website, www.impac.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay on the Company website will be available for two weeks after the original broadcast.

About IMPAC Medical Systems

IMPAC Medical Systems, Inc. is a leading provider of specialized IT solutions that streamline both clinical and business operations to help improve the process of delivering quality patient care. With open integration to multiple healthcare data and imaging systems, IMPAC offers a comprehensive IT solution that includes specialized electronic charting, full-featured practice management, clinical laboratory management, and outcomes reporting. Supporting over 1,500 installations worldwide, IMPAC delivers practical solutions that deliver better overall communication, process efficiency and quality patient care. For more information about IMPAC Medical Systems’ products and services, please call 650-623-8800 or visit www.impac.com.

The statements contained in this press release that are not purely historical are forward looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements regarding the Company’s expectations, beliefs, hopes, intentions or strategies regarding the future. Forward looking statements include statements regarding the Company’s business strategy, timing of, and plans for, the introduction of new products and enhancements, future sales, market growth and direction, competition, market share, revenue growth, operating margins and profitability. All forward looking statements included in this document are based upon information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward looking statement. Actual results could differ materially from the Company’s current expectations. Factors that could cause or contribute to such differences include the Company’s ability to expand outside the radiation oncology market or expand into international markets, lost sales or lower sales prices due to competitive pressures, ability to integrate its products successfully with related products and systems in the medical services industry, reliance on distributors and manufacturers of oncology equipment to market its products, and other factors and risks discussed in the Company’s Final Prospectus dated November 20, 2002 and other reports filed by the Company from time to time with the Securities and Exchange Commission.

PAGE 5 OF 7—IMPAC REPORTS HIGHER SECOND QUARTER RESULTS

IMPAC MEDICAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2003	2002	2003	2002
(in thousands, except per share amounts)

Sales:
Software license and other, net	$10,650	$8,517	$18,476	$13,765
Maintenance and services	4,688	3,303	9,070	6,671

Total net sales	15,338	11,820	27,546	20,436

Cost of sales:
Software license and other, net	2,538	2,036	4,578	3,735
Maintenance and services	1,674	950	3,375	1,798

Total cost of sales	4,212	2,986	7,953	5,533

Gross profit	11,126	8,834	19,593	14,903
Operating expenses:
Research and development	2,358	2,019	4,470	3,735
Sales and marketing	3,418	3,096	6,591	5,932
General and administrative	1,531	1,153	2,662	1,931
Amortization of goodwill and other intangible assets	103	130	205	221

Total operating expenses	7,410	6,398	13,928	11,819

Operating income	3,716	2,436	5,665	3,084

Interest expense	(5)	(7)	(11)	(14)
Interest and other income	143	89	226	204

Income before provision for income taxes	3,854	2,518	5,880	3,274
Provision for income taxes	(1,426)	(932)	(2,176)	(1,211)

Net income	2,428	1,586	3,704	2,063
Accretion of redeemable convertible preferred stock	—	(3,178)	(2,229)	(4,982)

Net income (loss) available to common stockholders	$2,428	$(1,592)	$1,475	$(2,919)

Net income (loss) per common share:
Basic	$0.26	$(0.26)	$0.18	$(0.48)

Diluted	$0.25	$(0.26)	$0.16	$(0.48)

Weighted-average shares used in computing net income (loss) per common share:
Basic	9,340	6,027	8,394	6,026

Diluted	9,913	6,027	9,343	6,026

Pro forma net income	$2,428	$1,586	$3,704	$2,063

Pro forma net income per share, diluted	$0.25	$0.17	$0.38	$0.22

Weighted-average shares used in computing diluted pro forma net income per common share	9,913	9,497	9,868	9,478

PAGE 6 OF 7—IMPAC REPORTS HIGHER SECOND QUARTER RESULTS

IMPAC MEDICAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2003	September 30, 2002
(in thousands)
Assets

Current assets:
Cash and cash equivalents	$48,227	$23,432
Available-for-sale securities	458	385
Accounts receivable, net	12,137	7,791
Inventories	64	86
Deferred income taxes	712	712
Income tax refund receivable	685	686
Prepaid expenses and other current assets	2,934	3,281

Total current assets	65,217	36,373

Available-for-sale securities	3,265	3,156
Property and equipment, net	3,565	3,379
Deferred income taxes	864	864
Goodwill and other intangible assets, net	1,704	1,892
Other assets	529	341

Total assets	$75,144	$46,005

Liabilities, Redeemable Convertible Preferred Stock, Common Stock Subject to Rescission Rights and Stockholders’ Equity
Current liabilities:
Customer deposits	$9,585	$9,829
Accounts payable	976	872
Accrued liabilities	3,197	3,252
Income taxes payable	998	1,950
Deferred revenue	9,839	8,194
Capital lease obligations	69	65

Total current liabilities	24,664	24,162

Customer deposits	92	92
Capital lease obligations	79	114

Total liabilities	24,835	24,368

Redeemable convertible preferred stock	—	14,489

Common stock subject to rescission rights	98	—

Stockholders’ equity:
Common stock	9	6
Additional paid-in capital	42,748	1,144
Accumulated other comprehensive loss	(20)	(1)
Retained earnings	7,474	5,999

Total stockholders’ equity	50,211	7,148

Total liabilities, redeemable convertible preferred stock, common stock subject to rescission rights and stockholders’ equity	$75,144	$46,005

PAGE 7 OF 7—IMPAC REPORTS HIGHER SECOND QUARTER RESULTS

IMPAC MEDICAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended March 31,
	2003	2002
(in thousands)

Cash flows from operating activities:
Net income	$3,704	$2,063
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	811	698
Amortization of goodwill and other intangible assets	205	220
Provision for doubtful accounts	186	—
Deferred income taxes	—	51
Loss on disposal of property and equipment	101	—
Gain from sale of investment	—	(8)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(4,549)	(1,080)
Inventories	21	—
Prepaid expenses and other current assets	351	(304)
Other assets	(190)	(2)
Customer deposits	(244)	639
Accounts payable	106	24
Accrued liabilities	(55)	(513)
Income tax payable/refund receivable	(961)	301
Deferred revenue	1,661	1,269

Net cash provided by operating activities	1,147	3,358

Cash flows from investing activities:
Acquisition of property and equipment	(1,149)	(560)
Payments for MC2 acquisition, net	—	(500)
Disposal of property and equipment	51	—
Proceeds from sale of investment	—	44
Purchases of available-for-sale securities	(16,634)	(4,271)
Proceeds from sales of available-for-sale securities	16,387	3,790
Proceeds from maturities of available-for-sale securities	66	480

Net cash used in investing activities	(1,279)	(1,017)

Cash flows from financing activities:
Principal payments on capital leases	(31)	(28)
Proceeds from the issuance of common stock, net	24,986	38
Repurchase of common stock	—	(21)

Net cash provided by (used in) financing activities	24,955	(11)

Effects of exchange rates on cash	(28)	—
Net increase in cash and cash equivalents	24,823	2,330
Cash and cash equivalents at beginning of period	23,432	12,456

Cash and cash equivalents at end of period	$48,227	$14,786

##